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                                                                    EXHIBIT 5.01

                       [LETTERHEAD OF COOLEY GODWARD LLP]




November 15, 1996

N-T Holdings, Inc.
5995 Plaza Drive
Cypress, California 90630-5028           MICHAEL R. JACOBSON
                                         415 843-5031
Ladies and Gentlemen:                    jacobsonmr@cooley.com

You have requested our opinion with respect to certain matters in connection with the filing on or about November 15, 1996 by N-T Holdings, Inc. (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, with respect to the offering of shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock"), Class B Common Stock, $.01 par value (the "Class B Common Stock") and Series A Cumulative Convertible Preferred Stock, $.01 par value (the "Series A Preferred").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that prior to the issuance of the Class A Common Stock, Class B Common Stock and Series A Preferred, a Certificate of Incorporation of the Company, with authorized stock as set forth in, and otherwise in substantially the form of, Exhibit
3.01 to the Registration Statement, will have been filed with the Secretary of State of the State of Delaware and will be in effect.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares of Class A Common Stock, Class B Common Stock and Series A Preferred, when issued in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By /s/ MICHAEL R. JACOBSON
   _______________________________
     Michael R. Jacobson